UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2013

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

PLC Systems Inc. 459 Fortune Boulevard Milford, Massachusetts	01757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  508-541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

PLC Systems Inc., a Yukon Territory corporation (the “Company”), has entered into an Amendment and Waiver to Securities Purchase Agreement (the “Amendment and Waiver”) dated January 16, 2013 with GCP IV LLC (the “Investor”), which amends that certain Securities Purchase Agreement dated as of February 22, 2011 by and between the Company and the Investor, as amended by the Amendment and Waiver to Securities Purchase Agreement dated July 2, 2012 (as further amended by the Amendment and Waiver, the “Purchase Agreement”) and pursuant to which the Company has (i) issued and sold to the Investor, and the Investor has purchased from the Company, an aggregate of $250,000 in principal amount (the “Debenture Amount”) of 5% Senior Secured Convertible Debentures of the Company (the “Debentures”), and (ii) the Company has issued to the Investor warrants to purchase up to 2.5 million (subject to adjustment) shares of the Company’s common stock at an initial exercise price (subject to adjustment) of $0.15 per share (the “Warrants”), .

The Debentures bear interest at a rate of 5% per annum, payable quarterly, and mature on January 16, 2016.  The Debentures provide that the Investor shall have the option at any time prior to the repayment of the Debenture Amount to convert any portion of the Debenture Amount outstanding into fully-paid and non-assessable restricted shares of common stock of the Company, at an initial conversion price of $0.10 per share.  The Debentures include an adjustment clause providing that if the Company issues additional shares of common stock (or is deemed to issue shares of common stock upon the issuance of securities exercisable or convertible into shares of common stock) prior to the repayment of the Debenture Amount at a price per share less than the then effective conversion price of the Debentures, the conversion price will, subject to certain exceptions, be reduced to an amount equal to the price per share paid or payable for the common stock of the Company in such subsequent issuance or deemed subsequent issuance.  The Debentures contain other adjustments to the conversion price based on other events, including, among other things, stock splits, combinations, dividends, rights offerings and mergers or sales of assets.

All obligations under the Debentures and the Purchase Agreement are secured by a security interest in all assets of the Company and its subsidiaries and all such obligations are guaranteed jointly and severally by the Company’s subsidiaries.  The Debentures contain covenants restricting the Company and its subsidiaries from, among other things, incurring debt, granting liens, amending organizational documents, repurchasing or repaying other debt, paying cash dividends, and entering into transactions with affiliates.  The Debentures include events of default, including, among other things, nonpayment of principal, interest, or fees, default under other debt or contractual obligations of the Company or any of its subsidiaries, bankruptcy and insolvency events, changes of control and sale of more than 40% of the Company’s assets, each of which events of default could result in the acceleration of the Debentures and foreclosure on the security interest securing the debentures.  Following an event of default, the interest rate on the Debentures increases automatically to 16% per annum and, at the election of any holder of the Debentures, such Debentures may be accelerated and the Company is then required to repay the Debentures in full at a price equal to the greater of (i) 130% of the principal amount of the Debentures outstanding and (ii) an amount equal to a price based on the trading price of the common stock multiplied by the number of common shares into which the repaid principal amount is then convertible, plus, in each case, accrued interest.

The Debentures may be redeemed at the option of the Company only in connection with a change of control of the Company or other fundamental transaction of the Company and subject to the satisfaction of other conditions including, without limitation, that the shares issuable upon conversion of the Debentures are freely tradable and that there is no event of default.  The redemption price is the greater of (i) 130% of the principal amount of Debentures redeemed and (ii) an amount equal to a price based on the trading price of the common stock multiplied by the number of common shares into which the redeemed principal amount is then convertible, plus, in each case, accrued interest.

The Warrants provide the Investor with the right to purchase fully-paid and non-assessable restricted shares of common stock of the Company.  The term of the Warrants is five years and the Warrants may be exercised by cash payment or, if there is no effective registration statement registering the shares underlying the Warrants, through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrants being exercised.  The Warrants include an adjustment clause providing that if the Company issues additional shares of common stock (or is deemed to issue shares of common stock upon the issuance of securities exercisable or convertible into shares of common stock) prior to the expiration of the Warrants at a price per share less than the then effective exercise price of the Warrants, (i) the exercise price will, subject to certain exceptions, be reduced to an amount equal to the price per share paid or payable for the common stock of the Company in such subsequent issuance or deemed subsequent issuance, and (ii) the number of shares issuable under the Warrants shall be increased such that the aggregate exercise price for the shares underlying the Warrants, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.  The Warrants contain other adjustments to the exercise price and number of warrant shares based on other events, including, among other things, stock splits, combinations, dividends, rights offerings and mergers or sales of assets.

The Warrants provide that the Warrants may be purchased at the option of the Company only in connection with a change of control of the Company that is an all cash transaction.  The purchase price is 30% of the then effective exercise price of the Warrants multiplied by the number of common shares for which the Warrants are then exercisable.

The Company has issued the Debentures and the Warrants under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.  The shares of common stock to be issued upon conversion of the Debentures and upon exercise of the Warrants will not, when issued, be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  In connection with arranging this financing with the Investor, the Company is obligated to pay Natixis Bleichroeder, LLC $20,000.

The foregoing description of the transactions contemplated by the Amendment and Waiver does not purport to be a complete statement of the parties’ rights or obligations under the Amendment and Waiver, the Debentures, the Warrants and related documents and is qualified in its entirety by reference to the full text of the Amendment and Wavier, a copy of which is filed with this Current Report as Exhibit 10.1, and the form of Debenture and form of Warrant, copies of which were previously filed with the current report on Form 8-K dated February 22, 2011, all of which are incorporated by reference herein.

Item 2.03.                                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.                                              Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1                        Amendment and Waiver to Securities Purchase Agreement dated January 16, 2013 by and between the Registrant and GCP IV LLC

10.2                        Form of 5% Senior Secured Convertible Debenture issued by the Registrant

10.3                        Form of Common Stock Purchase Warrant issued by the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: January 16, 2013	By:	/s/ GREGORY W. MANN
Gregory W. Mann
Chief Financial Officer